Exhibit 99.1:

Additional Exhibits

CERTIFICATION PURSUANT

TO 18 U.S.C. SECTION 1350,

AS ADPOTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of F&M Bancorp (the “Company”) on Form 10-Q for the period ending June 30, 2002 as file with the Securities and Exchange Commission on the date hereof (the “Report”), I, Faye E Cannon, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 12, 2002	/s/ Faye E. Cannon
Date	FAYE E. CANNON
PRESIDENT AND CEO